UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2010

EMC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-9853	No. 04-2680009
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

176 South Street, Hopkinton, MA		01748
(Address of Principal Executive Offices)		(Zip code)

Registrant’s telephone number, including area code: (508) 435-1000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On December 30, 2010, EMC Corporation’s Board of Directors approved a plan to transfer its newly acquired Isilon and Bus-Tech businesses to its international holding company. This plan is intended to build upon and further facilitate EMC’s international expansion, reduce costs and continue improving the efficiency and effectiveness of the company’s worldwide operating structure by enabling these businesses to leverage EMC’s international sales and services organizations and back office infrastructure. Additionally, the businesses will be able to utilize EMC’s global Manufacturing Center of Excellence to oversee worldwide product manufacturing and its global R&D Centers of Excellence to further enhance their product offerings.

In connection with the reorganization, EMC incurred a non-cash charge of approximately $90 million in the fourth quarter of 2010. This charge was not included in the business outlook previously provided by EMC in its third-quarter earnings press release dated October 19, 2010, and as a result, EMC is making the following revisions to its business outlook for 2010 solely to account for the charge. Our outlook with respect to our consolidated GAAP diluted earnings per share is being revised from $0.91 to $0.87 for 2010. Our outlook with respect to our consolidated GAAP income tax rate is being revised from 20% to 24% for 2010. The charge will not impact our non-GAAP diluted earnings per share or tax rate or any of the other non-GAAP outlook provided in our previous press release.

These statements are forward-looking, and actual results may differ materially from those projected in these statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) our ability to protect our proprietary technology; (iv) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (v) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vi) competitive factors, including but not limited to pricing pressures and new product introductions; (vii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (viii) component and product quality and availability; (ix) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (x) insufficient, excess or obsolete inventory; (xi) war or acts of terrorism; (xii) the ability to attract and retain highly qualified employees; (xiii) fluctuating currency exchange rates; and (xiv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced or closed after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By:	/S/ DAVID I. GOULDEN
David I. Goulden
Executive Vice President and Chief Financial Officer

Date: January 5, 2011